[Graphic  CAPELOGIC INCORPORATED
 Omitted] Providing Technology Solutions for Financial Services
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                                855 Route 10 East, Suite 106, Randolph, NJ 07869
                                  Telephone: (973) 598-9860  Fax: (973) 598-9863
                                                          Web: www.capelogic.com



September 26, 2003



Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal, a division of Advest, Inc.
90 State House Square
Hartford, Connecticut 06103


RE:     EMPIRE STATE MUNICIPAL EXEMPT TRUST
        Guaranteed Series 141 & 142: Post-Effective Amendment No. 5


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 333-53963 and 333-53951, for the referenced Trust and acknowledge that CapeLogic, Inc. is currently acting as the evaluator for the securities contained in the portfolio for the Empire State Municipal Exempt Trust Guaranteed Series 141 & 142. Subsequently, we hereby consent to the reference of CapeLogic, Inc. as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trusts, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Randall J. Soderberg
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Randall J. Soderberg
President